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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 Current Report


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934




                          Date of Report: July 21, 2000




                        ENGINEERING MEASUREMENTS COMPANY
             (Exact name of Registrant as specified in its charter)




         Colorado                       0-9880                     84-0572936
----------------------------       ----------------             ----------------
(State or other jurisdiction       (Commission File             (I.R.S. Employer
     of incorporation)                  Number)                     Number)



                              600 Diagonal Highway
                            Longmont, Colorado 80501
                     ---------------------------------------
                     (Address of principal executive office)



                                 (303) 651-0550
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


                                       N/A
                         -------------------------------
                         (Former name or former address,
                          if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 6, 2000, Advanced Energy Industries, Inc. ("AE") and Engineering Measurements Company ("EMCO") entered into an Agreement and Plan of Reorganization. EMCO manufactures electronic and electro-mechanical precision instruments for measuring and controlling the flow of liquids, steam and gases. AE is a global leader in the development, marketing and support of technology solutions that are critical in the manufacture of semiconductors, data storage products and flat panel displays, as well as in applications that involve surface modification and process power control. The Board of Directors of both companies have determined that a business combination between AE and EMCO would enable the companies to achieve short-term and long-term strategic and financial benefits to the benefit of their respective stockholders. The acquisition is planned as a pooling of interests wherein EMCO will operate as a wholly-owned subsidiary of AE. Security holders of EMCO will receive 900,000 shares of AE common stock in the transaction, subject to approval by the EMCO Security holders and certain other conditions. The transaction is more specifically described in the Agreement and Plan of Reorganization and Press Release attached as an exhibits hereto.

ITEM 7.  EXHIBITS.

         2.1 Agreement and Plan of Reorganization between Engineering Measurements and Advanced Energy Industries, Inc., dated July 6, 2000.

         99.1     Press Release dated July 6, 2000.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERING MEASUREMENTS COMPANY

                                       By: /s/ Charles E. Miller
                                          --------------------------------------
                                          Charles E. Miller
                                          President and Chief Executive Officer


Date: July 21, 2000

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                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

    2.1 Agreement and Plan of Reorganization between Engineering Measurements and Advanced Energy Industries, Inc., dated July 6, 2000.

    99.1      Press Release dated July 6, 2000.